Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Arbor Property Trust:

As independent public accountants, we hereby consent to the incorporation of our report dated March 13, 1997 included in this Form 10-K, into Arbor Property Trust's previously filed Registration Statements on Form S-3 (File No. 33-53571) and Form S-8 (File No. 333-12771).


                                            ARTHUR ANDERSEN LLP


Philadelphia, PA
March 13, 1997